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                                                         Exhibit 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 22, 1996, incorporated by reference in Vintage Petroleum Inc.'s Form 10-K for the year ended December 31, 1995 and of our report dated June 20, 1996, included in the Vintage Petroleum, Inc. 401(k) Plan's Form 11-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.



                                                /s/ Arthur Andersen LLP
                                                ARTHUR ANDERSEN LLP


July 30, 1996